Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Edge Petroleum Corporation on Form S-3 of our report dated March 26, 1999 appearing in the Annual Report on Form 10-K of Edge Petroleum Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



/S/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP

    Houston, Texas
    June 1, 1999